                                                                    EXHIBIT 23.1

                        [Comiskey & Company Letterhead]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the use, by incorporation by reference, in the Form S-8 Registration Statement under the Securities Act of 1933 of Pacific CMA, Inc. (a Colorado corporation) (Registrant) of our report dated January 10, 2000 on the financial statements of Pacific CMA, Inc. as of December 31, 1999 and the related statement of loss and accumulated deficit, stockholders' equity, and cash flows for each of the years ended December 31, 1999 and 1998, and for the period from inception (December 29, 1994) to December 31, 1999 contained in the Registrant's annual report On Form 10-KSB, and to the use of our name and statmenets with respect to us as appearing under the heading "Experts".

Denver, Colorado
December 4, 2000

                                                          /s/ Comiskey & Company
                                                        PROFESSIONAL CORPORATION